Exhibit 99.1
Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS
Alan Cohen	Kathy Waller
Chief Marketing & Communications Officer	AllWays Communicate, LLC
(787) 706-2570	(312) 543-6708

Triple-S Management Corporation Reports Second Quarter 2014 Results

SAN JUAN, Puerto Rico, August 5, 2014 – Triple-S Management Corporation (NYSE:GTS), the leading managed care company in Puerto Rico, today announced consolidated revenues of $590.7 million and consolidated operating income of $34.0 million for the three months ended June 30, 2014. Net income was $27.4 million, or $1.01 per diluted share.

Quarterly Consolidated Highlights

•	Total consolidated operating revenues were $586.2 million;
•	Consolidated operating income was $34.0 million;
•	Consolidated loss ratio was 78.8%;
•	Medical loss ratio (MLR) was 82.4%;
•	Managed Care member month enrollment increased 27.5% year over year.

Ramón Ruiz-Comas, President and CEO of Triple-S Management Corporation commented, “Our second-quarter earnings reflect continued progress with our operations and strategic initiatives. The Managed Care segment reported operating income of $27.9 million, driven by a 340-basis-point MLR decline, including favorable prior-period reserve developments. Moreover, the Property & Casualty and Life segments both had a strong showing, contributing $4.5 million and $5.2 million to operating income, respectively, resulting from a better loss experience.”

Ruiz-Comas continued, “On the Medicaid front, we recently signed an extension of the existing contract with the Puerto Rico Health Insurance Administration (ASES) through March 31, 2015. Proposals under the new RFP, which will require services to be provided under an at-risk model, need to be submitted later this month. ASES has announced that they anticipate making a decision by the end of the third quarter."

“Through our ongoing comprehensive strategic review, we have begun garnering operating efficiencies and addressing organizational changes necessary to compete effectively in the evolving healthcare marketplace. Administrative expenses continue to decline, helping to substantially offset the increase in costs associated with the implementation of new taxes and regulatory fees, as well as the three additional Medicaid service regions. Nonetheless, we remain cautious as we look out over the next two years, reflecting the economic environment in Puerto Rico, the possible effect of previously announced spending reductions by the local government, and the final outcome of the Medicaid bid.  Management continues to evaluate the best uses of our capital and remains keenly focused on enhancing the performance of our core business,” said Ruiz-Comas.

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Selected Quarterly Details

•	Pro Forma Net Income Was $24.1 Million, or $0.89 Per Diluted Share. Weighted average shares outstanding were 27.1 million. This compares with pro forma net income of $14.9 million, or $0.53 per diluted share, in the corresponding quarter of 2013, based on weighted average shares outstanding of 27.9 million.
•	Managed Care Membership. Our Managed Care membership increased by 27.1% year over year, reflecting the addition of the three new Medicaid ASO regions effective October 1, 2013. Medicaid membership (all self-funded) rose 56.9%, to 1,408,804. Medicare membership was up 5.1% year over year, to 119,830, driven primarily by the acquisition of a PDP portfolio. Fully-insured and self-insured Commercial membership declined by 9.7% and 6.5%, respectively.
•	Consolidated Premiums Fell 2.2%, to $543.7 Million. The decrease in consolidated premiums was principally due to lower Managed Care and Property & Casualty premiums, partially offset by higher premiums in the Life Insurance segment. The lower Managed Care premiums primarily reflect the decrease in fully-insured Commercial member month enrollment.
•	Administrative Service Fees Were Up 3.1%, to $29.5 Million. The higher service fee income reflects the addition of the three new Medicaid ASO regions offset, in part, by the lower per-member, per-month fees agreed upon in the contract that became effective July 1, 2013 and the reduction in self-funded Commercial membership described above.
•	Managed Care MLR Down 340 Basis Points, to 82.4%. The decreased MLR largely reflects favorable prior-period reserve developments, primarily in the Commercial business. Excluding prior-period reserve developments and the effect of Medicare risk score adjustments, the MLR increased by 160 basis points, reflecting higher utilization trends in the Commercial sector.
•	Consolidated Loss Ratio Down 410 Basis Points, to 78.8%. The lower consolidated loss ratio mainly reflects the 340-basis-point reduction in the Managed Care MLR. The Property & Casualty and Life Insurance segment loss ratios improved by 1,210 basis points and 310 basis points, respectively.
•	Consolidated Operating Expense Ratio Rose 100 Basis Points, to 21.6%. The higher consolidated operating expense ratio was largely due to the increase in expenses related to the addition of the three new Medicaid ASO regions effective October 1, 2013, premium taxes that became effective July 1, 2013, and the health insurer fee that became effective on January 1, 2014, substantially offset by the impact of cost containment initiatives.
•	Consolidated Operating Income Increased 102.4%, to $34.0 Million. The increase in operating income primarily reflects the reduction in claims incurred in the Managed Care and Property & Casualty segments, and the higher volume of business in the Life Insurance segment, offset, in part, by a $3.4 million operating expense increase.
•	Share Repurchase Program. The Corporation bought back 184,000 shares during the quarter, with $5.5 million remaining under the current repurchase authorization.

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	Pro Forma Net Income
(Unaudited)	Three months ended June 30,		Six months ended June 30,
(dollar amounts in millions)	2014	2013	2014	2013
Net income	$27.4	$20.1	$34.4	$37.4
Less pro forma adjustments:
Net realized investment gains, net of tax	3.3	1.3	3.4	3.0
Guaranty Fund assesment	-	(1.0)	-	(1.0)
Additional year-to-date current income tax expense after change in enacted tax rate	-	(2.8)	-	(2.8)
Deferred tax benefit related to change in enacted tax rate	-	7.7	-	7.7
Pro forma net income	$24.1	$14.9	$31.0	$30.5
Diluted pro forma net income per share	$0.89	$0.53	$1.14	$1.08

Six-Month Recap

For the six months ended June 30, 2014, consolidated operating revenues decreased 1.4%, to $1.2 billion, primarily reflecting lower member month enrollment in the Commercial business. Consolidated claims incurred for the six-month period were $877.7 million, down 3.8% year over year. The six-month consolidated loss ratio decreased 170 basis points to 80.8% and the MLR fell 130 basis points, to 84.5%.  This decline was driven by favorable prior-period reserve developments, primarily in the Commercial segment. Consolidated operating expenses for the six months ended June 30, 2014 were $249.0 million and the operating expense ratio was 21.7%. Pro forma net income for the six-month period was $31.0 million, or $1.14 per diluted share, based on weighted average shares outstanding of 27.3 million, compared with $30.5 million, or $1.08 per diluted share, based on weighted average shares outstanding of 28.1 million at the same time last year.

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Segment Performance

Triple-S Management operates in three segments: 1) Managed Care, 2) Life Insurance, and 3) Property & Casualty Insurance. Management evaluates performance based primarily on the operating revenues and operating income of each segment. Operating revenues include premiums earned, net, administrative service fees and net investment income.  Operating costs include claims incurred and operating expenses. The Company calculates operating income or loss as operating revenues minus operating expenses. Operating margin is defined as operating income or loss divided by operating revenues.  The adjusted medical loss ratio accounts for subsequent adjustments to estimates, such as MA premium adjustments and prior period reserve developments, and presents them in the corresponding period.

(Unaudited)	Three months ended June 30,				Six months ended June 30,
(dollar amounts in millions)	2014	2013	Percentage Change		2014	2013	Percentage Change
Premiums earned, net:
Managed Care:
Commercial	$223.0	$238.7	(6.6%)		$452.8	$472.3	(4.1%)
Medicare	262.6	260.6	0.8%		516.9	520.9	(0.8%)
Total Managed Care	485.6	499.3	(2.7%)		969.7	993.2	(2.4%)
Life Insurance	34.9	32.1	8.7%		69.9	63.9	9.4%
Property and Casualty	23.7	25.3	(6.3%)		47.2	50.2	(6.0%)
Other	(0.5)	(0.7)	28.6%		(1.2)	(1.3)	(7.7%)
Consolidated premiums earned, net	$543.7	$556.0	(2.2%)		$1,085.6	$1,106.0	(1.8%)
Operating revenues:
Managed Care	$520.2	$533.0	(2.4%)		$1,038.7	$1,058.9	(1.9%)
Life Insurance	40.9	37.8	8.2%		81.5	74.9	8.8%
Property and Casualty	25.9	27.3	(5.1%)		51.3	54.2	(5.4%)
Other	(0.8)	(0.3)	(166.7%)		(0.8)	(0.6)	33.3%
Consolidated operating revenues	$586.2	$597.8	(1.9%)		$1,170.7	$1,187.4	(1.4%)
Operating income:
Managed Care	$27.9	$13.4	108.2%		$32.0	$33.9	(5.6%)
Life Insurance	5.2	3.7	40.5%		10.4	7.7	35.1%
Property and Casualty	4.5	0.2	2150.0%		5.2	0.6	766.7%
Other	(3.6)	(0.5)	(620.0%)		(3.6)	(2.7)	33.3%
Consolidated operating income	$34.0	$16.8	102.4%		$44.0	$39.5	11.4%
Operating margin:
Managed Care	5.4%	2.5%	290	bp	3.1%	3.2%	-10	bp
Life Insurance	12.7%	9.8%	290	bp	12.8%	10.3%	250	bp
Property and Casualty	17.4%	0.7%	1,670	bp	10.1%	1.1%	900	bp
Consolidated	5.8%	2.8%	300	bp	3.8%	3.3%	50	bp
Depreciation and amortization expense	$5.5	$6.0	(8.3%)		$10.6	$12.2	(13.1%)

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Managed Care Additional Data	Three months ended June 30,		Six months ended June 30,
(Unaudited)	2014	2013	2014	2013
Member months enrollment:
Commercial:
Fully-insured	1,273,324	1,388,125	2,592,736	2,783,148
Self-insured	608,880	656,408	1,236,286	1,323,584
Total Commercial	1,882,204	2,044,533	3,829,022	4,106,732
Medicare:
Medicare Advantage	318,227	315,656	637,516	638,414
Stand-alone PDP	41,148	24,365	82,745	48,438
Total Medicare	359,375	340,021	720,261	686,852
Medicaid - Self-insured	4,204,323	2,670,314	8,394,782	5,320,932
Total member months	6,445,902	5,054,868	12,944,065	10,114,516

Claim liabilities (in millions)			$274.7	$283.6 *
Days claim payable			61	60 *

Premium PMPM:
Managed Care	$297.42	$288.98	$292.70	$286.22
Commercial	175.13	171.96	174.64	169.70
Medicare	730.71	766.42	717.66	758.39

Medical loss ratio	82.4%	85.8%	84.5%	85.8%
Commercial	83.2%	87.5%	86.1%	88.0%
Medicare Advantage	81.6%	84.1%	82.9%	83.6%
Stand-alone PDP	106.9%	82.5%	101.1%	85.1%

Adjusted medical loss ratio	87.9%	86.3%	87.3%	84.7%
Commercial	89.7%	86.8%	90.3%	86.8%
Medicare Advantage	86.2%	85.6%	84.6%	82.7%
Stand-alone PDP	103.7%	83.0%	100.6%	84.4%

Operating expense ratio:
Consolidated	21.6%	20.6%	21.7%	20.2%
Managed Care	17.8%	17.2%	18.2%	16.5%
* Information provided as of December 31, 2013.

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Managed Care Membership by Segment	As of June 30,
	2014	2013
Members:
Commercial:
Fully-insured	417,519	462,541
Self-insured	202,018	216,003
Total Commercial	619,537	678,544
Medicare:
Medicare Advantage	106,176	105,842
Stand-alone PDP	13,654	8,142
Total Medicare	119,830	113,984
Medicaid - Self-insured	1,408,804	898,180
Total members	2,148,171	1,690,708

2014 Guidance

Mr. Ruiz-Comas concluded, “We have refrained from providing 2014 guidance in light of the uncertainties that confront us, including the impact of all recent legislation, industry regulation and taxes; continued pricing pressure in the Commercial segment stemming from heavy competition; and the unknown effect that the announced spending reductions by the Government of Puerto Rico may have on the economy and our business.”

Conference Call and Webcast

Management will host a conference call and webcast on August 5, 2014 at 9:00 a.m., Eastern Time to discuss its financial results for the three months ended June 30, 2014.  To participate, callers within the U.S. and Canada should dial 1-877-723-9511, and international callers should dial 1-719-325-4777 about five minutes before the presentation.

To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s Web site at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed.  This program is provided at no charge to the user.  An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s Web site, will be available about two hours after the call ends and for at least the following two weeks.  This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the Web site.

About Triple-S Management Corporation

Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association.  It is one of the leading players in the managed care industry in Puerto Rico.  Triple-S Management also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands.  With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial and Medicare Advantage markets under the Blue Cross Blue Shield marks.  In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico.

For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.

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Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances.  Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties.  Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight.  The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates
•	Ability to secure sufficient premium rate increases
•	Competitor pricing below market trends of increasing costs
•	Re-estimates of policy and contract liabilities
•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
•	Significant acquisitions or divestitures by major competitors
•	Introduction and use of new prescription drugs and technologies
•	A downgrade in the Company’s financial strength ratings
•	A downgrade in the Government of Puerto Rico’s debt
•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies
•	Ability to contract with providers consistent with past practice
•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
•	Ability to maintain Federal Employees, Medicare and Medicaid contracts
•	Volatility in the securities markets and investment losses and defaults
•	General economic downturns, major disasters, and epidemics

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This list is not exhaustive.  Management believes the forward-looking statements in this release are reasonable.  However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition.  In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations.  In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

-FINANCIAL TABLES ATTACHED-

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Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

	Unaudited June 30, 2014	December 31, 2013
Assets

Investments	$1,359,868	$1,308,651
Cash and cash equivalents	59,349	74,356
Premium and other receivables, net	348,032	274,939
Deferred policy acquisition costs and value of business acquired	180,115	177,289
Property and equipment, net	84,460	89,086
Other assets	112,844	123,303

Total assets	$2,144,668	$2,047,624

Liabilities and Stockholders’ Equity

Policy liabilities and accruals	$930,639	$928,069
Accounts payable and accrued liabilities	268,480	245,050
Long-term borrowings	88,310	89,302

Total liabilities	1,287,429	1,262,421

Stockholders’ equity:
Common stock	27,270	27,469
Other stockholders’ equity	830,196	757,912

Total Triple-S Management Corporation stockholders’ equity	857,466	785,381

Non-controlling interest in consolidated subsidiary	(227)	(178)

Total stockholders’ equity	857,239	785,203

Total liabilities and stockholders’ equity	$2,144,668	$2,047,624

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Condensed Consolidated Statements of Earnings
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited 2014	Unaudited 2013	Unaudited 2014	Unaudited 2013
Revenues:
Premiums earned, net	$543,735	$556,035	$1,085,587	$1,105,996
Administrative service fees	29,506	28,543	59,256	5,653
Net investment income	12,147	12,019	23,498	23,386
Other operating revenues	850	1,212	2,344	2,399

Total operating revenues	586,238	597,809	1,170,685	1,187,434

Net realized investment gains (losses):
Total other-than-temporary impairment losses on securities	(462)	-	-	-
Net realized gains, excluding other-than-temporary impairment losses on securities	4,390	1,661	4,054	3,549

Total net realized investment gains	3,928	1,661	4,054	3,549

Other income, net	575	366	821	847

Total revenues	590,741	599,836	1,175,560	1,191,830

Benefits and expenses:
Claims incurred	428,641	460,818	877,748	912,818
Operating expenses	123,589	120,225	248,956	235,090

Total operating costs	552,230	581,043	1,126,704	1,147,908

Interest expense	2,396	2,426	4,701	4,810

Total benefits and expenses	554,626	583,469	1,131,405	1,152,718

Income before taxes	36,115	16,367	44,155	39,112

Income tax expense (benefit)	8,662	(3,711)	9,773	1,851

Net income	27,453	20,078	34,382	37,261

Less: Net loss attributable to the non-controlling interest	23	64	49	119

Net income attributable to TSM	$27,476	$20,142	$34,431	$37,380

Earnings per share attributable to TSM:

Basic net income per share	$1.01	$0.72	$1.27	$1.33
Diluted earnings per share	$1.01	$0.72	$1.26	$1.33

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Condensed Consolidated Statements of Cash Flows
(Dollar amounts in thousands, except per share data)
	For the Six Months Ended
	June 30,
	Unaudited 2014	Unaudited 2013

Net cash provided by operating activities	$3,009	$24,283

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	95,759	35,173
Fixed maturities matured/called	17,066	62,494
Equity securities sold	40,745	76,966
Securities held to maturity:
Fixed maturities matured/called	2,418	520
Acquisition of investments:
Securities available for sale:
Fixed maturities	(137,783)	(100,054)
Equity securities	(20,650)	(131,862)
Securities held to maturity:
Fixed maturities	(350)	(500)
Other investments	(424)	(116)
Net outflows from policy loans	(172)	(176)
Net capital expenditures	(2,791)	(8,639)

Net cash used in investing activities	(6,182)	(66,194)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	(3,593)	27,786
Net change in short-term borrowings	-	(1,905)
Repayments of long-term borrowings	(992)	(983)
Repurchase and retirement of common stock	(5,995)	(18,250)
Proceeds from policyholder deposits	3,305	6,580
Surrenders of policyholder deposits	(4,559)	(5,060)

Net cash provided by (used in) financing activities	(11,834)	8,168

Net decrease in cash and cash equivalents	(15,007)	(33,743)

Cash and cash equivalents, beginning of period	74,356	89,564

Cash and cash equivalents, end of period	$59,349	$55,821